Exhibit 1.1

Registration No. 46137

BERMUDA

CERTIFICATE OF REGISTRATION

FOR A PARTNERSHIP TO BE REGISTERED AS AN

EXEMPTED PARTNERSHIP AND LIMITED PARTNERSHIP

I HEREBY CERTIFY THAT in accordance with section 9(4) of the Exempted Partnerships Act 1992 and amendments (“the Act”), the registration documents of Brookfield Income Property Partners L.P. were delivered to the Office of the Registrar of Companies and registered on the 3rd day of January 2012. Facsimiles of the Certificate of Exempted Partnership and the Certificate of Limited Partnership pursuant to Section 5 of the Act, and Section 3 of the Limited Partnership Act 1883 and amendments, respectively, are attached to this Certificate of Registration.

Given under my hand and the Seal of the Registrar of Companies this 13th day of January 2012 for Registrar of Companies

REF58435

CERTIFICATE OF EXEMPTED PARTNERSHIP

(Pursuant to Section 5 of the Exempted Partnerships Act 1992 (as amended) and

Section 4A of the Partnership Act 1902) (as amended))

NAME OF PARTNERSHIP:

Brookfield Income Property Partners L.P.

GENERAL PARTNER(S):

1648285 ALBERTA ULC

Suite 800, 400-3rd Avenue SW

Calgary, Alberta, T2P 4H2

Canada

REGISTERED OFFICE:

73 Front Street

Hamilton, HM 12

Bermuda

RESIDENT REPRESENTATIVE:

Jane Sheere

LEGAL PERSONALITY: N/A	The Partnership elects to have legal personality pursuant to Section 4A of the Partnership Act 1902 (as amended)

on behalf of the Partnership

OR

1648285 ALBERTA ULC for itself and on behalf of the limited partners of the Partnership

By:	/s/ Christopher Brough
Christopher Brough
Attorney-in-fact
3 January 2012

Dated this 30th day of December 2011

REF58435

CERTIFICATE OF LIMITED PARTNERSHIP

(Pursuant to Section 3 of the Limited Partnership Act 1883 (as amended) and

Section 4A of the Partnership Act 1902 (as amended))

NAME OF PARTNERSHIP:

Brookfield Income Property Partners L.P.

GENERAL PARTNER(S):

1648285 ALBERTA ULC

Suite 800, 400-3rd Avenue SW

Calgary, Alberta, T2P 4H2

Canada

REGISTERED OFFICE:

73 Front Street

Hamilton, HM 12

Bermuda

LEGAL PERSONALITY: N/A	The Partnership elects to have legal personality pursuant to Section 4A of the Partnership Act 1902 (as amended)

1648285 ALBERTA ULC for itself and on behalf of the limited partners of the Partnership

By:	/s/ Christopher Brough
Christopher Brough
Attorney-in-fact
3 January 2012

Dated this 30th day of December 2011

DECLARATION

Made pursuant to The Exempted Partnerships Act 1992

EXEMPTED PARTNERSHIP

In respect of:

Brookfield Income Property Partners L.P.

IT IS HEREBY CERTIFIED that at the date hereof the general nature of the business transacted by the above-named partnership is as follows:

The primary purpose of this Partnership is to: (i) serve as a limited partner of Brookfield Income Property L.P.; (ii) acquire, hold, transfer, sell, dispose of, exchange, vote or otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to securities, investments and other partnership property; and (iii) to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purposes and that is not forbidden by the law of the jurisdiction in which the Partnership engages in that business. The Partnership may also engage in or participate in any other lawful activities in which limited partnerships formed in Bermuda may engage or participate.

Signed:	/s/ Christopher Brough
Christopher Brough
Attorney-in-fact for and on behalf of the general partner, 1648285 Alberta ULC for itself and on behalf of the limited partner of the Partnership

Date: 3 January 2012

Appropriate Fee: BD$2,235.00

REF58435

BERMUDA

Exempted Partnership Act 1992

CONSENT

Pursuant to Sections 8

In exercise of the powers conferred by section 8 of the Exempted Partnerships Act 1992, the Bermuda Monetary Authority hereby gives consent for:

Brookfield Income Property Partners L.P.

to be registered as an Exempted Partnership and hereby confirms that approval is given for:

1648285 ALBERTA ULC

to be the General Partner(s) of the Partnership.

Dated this 30th day of December 2011	Bermuda Monetary Authority

REF58435

BERMUDA

Limited Partnership Act 1883

CONSENT

Pursuant to Section 5(1)

In exercise of the powers conferred by section 5(1) of the Limited Partnership Act, 1883, the Bermuda Monetary Authority hereby gives consent for the formation of:

Brookfield Income Property Partners L.P.

as a Limited Partnership.

Dated this 30th day of December 2011	Bermuda Monetary Authority

CONDITIONS

In exercise of the powers conferred by the Exchange Control Act 1972 (and Regulations 1973), the Controller hereby gives consents to the application with the following conditions:

The Partnership is “non-resident” for Exchange Control purposes. As a non-resident:

(a)	Foreign currency accounts (all currencies other than Bermuda dollars) with Banks in or outside Bermuda may be opened and maintained without reference to this control. Balances on such accounts are freely convertible into other foreign currencies;

(b)	“External Bermuda Dollar” accounts with banks in Bermuda may be opened and maintained provided that balances thereon are limited to those necessary to meet day-to-day local expenses. In this connection it should be noted that the banks in Bermuda are not authorised to pay interest on balances on such accounts, nor may such accounts be overdrawn without specific exchange control approval; and

(c)	Resident Bermuda Dollar accounts may not be opened in the name of the Partnership.

The terms of paragraphs (a) to (c) above also apply to any non-Bermudian persons employed in Bermuda by the Partnership.

Dated this 30th day of December 2011	Controller of Foreign Exchange

Registration No. 46137

BERMUDA

CERTIFICATE OF DEPOSIT

OF SUPPLEMENTARY CERTIFICATE

THIS IS TO CERTIFY that a Supplementary Certificate of Brookfield Income Property Partners L.P., showing a change of name to Brookfield Property Partners L.P., was delivered to the Office of the Registrar of Companies and registered on the 8th day of March 2012 pursuant to section 8B(4) of the Limited Partnership Act 1883 and 13(5) of the Exempted Partnership Act 1992 as amended.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 13th day of March 2012 for Registrar of Companies

THE LIMITED PARTNERSHIP ACT, 1883

SUPPLEMENTARY CERTIFICATE OF PARTICULARS OF

A LIMITED PARTNERSHIP

Pursuant to Section 8B(4)

Name of the Limited Partnership:	Brookfield Property Partners L.P.

Name and Address of the General Partner:	1648285 Alberta ULC Suite 800, 400-3rd Avenue SW Calgary Alberta T2P 4H2 Canada

Address of the Registered Office of the Partnership in Bermuda:	73 Front Street 5th Floor Hamilton HM12 Bermuda

Dated the 8th day of March 2012.

Signed:	/s/ Christopher Brough
Name: Christopher Brough Attorney-in-fact for the General Partner for itself and on behalf of the limited partner of the Partnership

THE EXEMPTED PARTNERSHIPS ACT, 1992

SUPPLEMENTARY CERTIFICATE OF PARTICULARS OF

AN EXEMPTED PARTNERSHIP

Pursuant to Section 13(5)

Name of the Partnership:	Brookfield Property Partners L.P.

Name and Address of the General Partner:	1648285 Alberta ULC Suite 800, 400-3rd Avenue SW Calgary Alberta T2P 4H2 Canada

Name and Address of the Resident Representative:	Jane Sheere 73 Front Street 5th Floor Hamilton HM12 Bermuda

Registered Office of the Partnership:	73 Front Street 5th Floor Hamilton HM 12 Bermuda

Dated the 8th day of March 2012.

Signed:	/s/ Christopher Brough
Name: Christopher Brough Attorney-in-fact for the General Partner for itself and on behalf of the limited partner of the Partnership